CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ProShares Trust of our reports dated July 25, 2025, relating to the financial statements and financial highlights of each of the Funds as listed in Appendix I, which appear in ProShares Trust’s Certified Shareholder Report on Form N-CSR for the year ended May 31, 2025. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP Columbus, Ohio

September 23, 2025

Appendix I

Funds
Short 7-10 Year Treasury	UltraPro Dow30	Inflation Expectations ETF
Short 20+ Year Treasury	UltraPro MidCap400	Investment Grade-Interest Rate Hedged
Short Dow30	UltraPro QQQ	K-1 Free Crude Oil ETF
Short Financials	UltraPro Russell2000	Large Cap Core Plus
Short FTSE China 50	UltraPro S&P500	Long Online/Short Stores ETF
Short High Yield	UltraPro Short 20+ Year Treasury	Merger ETF
Short MidCap400	UltraPro Short Dow30	Metaverse ETF
Short MSCI EAFE	UltraPro Short MidCap400	MSCI EAFE Dividend Growers ETF
Short MSCI Emerging Markets	UltraPro Short QQQ	MSCI Emerging Markets Dividend Growers ETF
Short QQQ	UltraPro Short Russell2000	MSCI Europe Dividend Growers ETF
Short Real Estate	UltraPro Short S&P500	MSCI Transformational Changes ETF
Short Russell2000	UltraShort 7-10 Year Treasury	Nanotechnology ETF
Short S&P500	UltraShort 20+ Year Treasury	Nasdaq-100 Dorsey Wright Momentum ETF
Short SmallCap600	UltraShort Consumer Discretionary	Nasdaq-100 High Income ETF
Ultra 7-10 Year Treasury	UltraShort Consumer Staples	On-Demand ETF
Ultra 20+ Year Treasury	UltraShort Dow30	Online Retail ETF
Ultra Communication Services	UltraShort Energy	Pet Care ETF
Ultra Consumer Discretionary	UltraShort Financials	Russell 2000 Dividend Growers ETF
Ultra Consumer Staples	UltraShort FTSE China 50	Russell 2000 High Income ETF
Ultra Dow30	UltraShort FTSE Europe	Russell U.S. Dividend Growers ETF
Ultra Energy	UltraShort Health Care	S&P 500 Dividend Aristocrats ETF
Ultra Financials	UltraShort Industrials	S&P 500 Ex-Energy ETF
Ultra FTSE China 50	UltraShort Materials	S&P 500 Ex-Financials ETF
Ultra FTSE Europe	UltraShort MidCap400	S&P 500 Ex-Health Care ETF
Ultra Health Care	UltraShort MSCI Brazil Capped	S&P 500 Ex-Technology ETF
Ultra High Yield	UltraShort MSCI EAFE	S&P 500 High Income ETF
Ultra Industrials	UltraShort MSCI Emerging Markets	S&P Global Core Battery Metals ETF
Ultra Materials	UltraShort MSCI Japan	S&P Kensho Cleantech ETF
Ultra MidCap400	UltraShort Nasdaq Biotechnology	S&P Kensho Smart Factories ETF
Ultra MSCI Brazil Capped	UltraShort QQQ	S&P MidCap 400 Dividend Aristocrats ETF
Ultra MSCI EAFE	UltraShort Real Estate	S&P Technology Dividend Aristocrats ETF

Ultra MSCI Emerging Markets	UltraShort Russell2000	Smart Materials ETF
Ultra MSCI Japan	UltraShort S&P500	Supply Chain Logistics ETF
Ultra Nasdaq Biotechnology	UltraShort Semiconductors	Bitcoin & Ether Equal Weight ETF
Ultra Nasdaq Cloud Computing	UltraShort SmallCap600	Bitcoin & Ether Market Cap Weight ETF
Ultra Nasdaq Cybersecurity	UltraShort Technology	Bitcoin ETF
Ultra QQQ	UltraShort Utilities	Ether ETF
Ultra Real Estate	Big Data Refiners ETF	Short Bitcoin ETF
Ultra Russell2000	Decline of the Retail Store ETF	Short Ether ETF
Ultra S&P500	DJ Brookfield Global Infrastructure ETF	Ultra Bitcoin ETF
Ultra Semiconductors	Equities for Rising Rates ETF	Ultra Ether ETF
Ultra SmallCap600	Global Listed Private Equity ETF	UltraShort Bitcoin ETF
Ultra Technology	Hedge Replication ETF	UltraShort Ether ETF
Ultra Utilities	High Yield-Interest Rate Hedged

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